UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

ecoTECH Energy Group Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-138989	98-0479847
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Fifth Avenue, Suite 4100, Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 732-2759

Sea 2 Sky Corporation
(Former Name or former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 10, 2010, we filed a certificate of amendment to our articles of incorporation with the Nevada Secretary of State (with a delayed effective date of December 22, 2010) to: (i) change the name of the Corporation to “ecoTECH Energy Group Inc.” and (ii) increase our authorized common stock from 225,000,000 shares to 675,000,000 shares. This amendment was unanimously approved by our board of directors and by a majority of our stockholders by written consent.

On December 16, 2010, we received notice from FINRA/OTC Corporate Actions that the name change would take effect at the open of business on December 20, 2010.  Our new trading symbol is now “ECTH.”

Item 9.01	Financial Statements and Exhibits.

(a)	Exhibits.

3.1	Certificate of Amendment to Articles of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2010	ecoTECH Energy Group, Inc.

	By:	/s/ Erik Odeen
	Name:	Erik Odeen
	Title:	Chief Financial Officer and Secretary